Exhibit 99.1

Conference Call and Webcast

Today, November 2, 2021 at 10:00 a.m. ET

334-777-6978, conference ID 3009277 or www.bbgi.com

Replay information provided below

News Announcement	For Immediate Release

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP THIRD QUARTER

REVENUE INCREASES 26.7% TO $62.9 MILLION

NAPLES, Florida, November 2, 2021 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three- and nine-month periods ended September 30, 2021.

Summary of Third Quarter and Year-to-Date Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net revenue	$62.9	$49.6	$170.7	$137.7
Operating income (loss) [1]	4.9	0.8	8.1	(23.9)
Net loss [1]	(1.6)	(2.7)	(12.1)	(29.8)
Net loss per diluted share [1]	($0.06)	($0.08)	($0.41)	($1.02)
Station operating income (SOI - non-GAAP)	11.7	8.1	28.0	3.8

[1]

Operating income, net loss and net loss per diluted share reflect a $5.0 million loss on the modification of long-term debt in the nine months ended September 30, 2021. Operating loss, net loss and net loss per diluted share reflect $6.8 million of non-cash impairment losses and a $2.8 million loss on the modification of long-term debt in the nine months ended September 30, 2020.

Net revenue during the three months ended September 30, 2021 increased 26.7% to $62.9 million, primarily reflecting a year-over-year increase in audio advertising revenue, digital and other revenue due to the continued recovery of the commercial advertising market from the effects of the COVID-19 pandemic, partially offset by a decrease in political revenue.

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Beasley Broadcast Group, 11/2/21	page 2

Beasley reported operating income of $4.9 million in the third quarter of 2021 compared to operating income of $0.8 million in the third quarter of 2020, largely reflecting the year-over-year increase in net revenue and Station Operating Income (SOI, a non-GAAP financial measure), in addition to lower depreciation and amortization expense, partially offset by higher operating and corporate expenses.

Beasley reported a net loss of $1.6 million, or $0.06 per diluted share, in the three months ended September 30, 2021, compared to a net loss of $2.7 million, or $0.08 per diluted share, in the three months ended September 30, 2020. The year-over-year improvement was primarily due to higher revenue and SOI, partially offset by higher interest expense resulting from the issuance of senior secured notes in February 2021.

SOI increased by $3.7 million to $11.7 million in the third quarter of 2021 compared to SOI of $8.1 million in the third quarter of 2020. The increase is primarily attributable to increased net revenue and lower operating expenses as a percentage of net revenue compared to the prior year period and reflects the benefit of permanent expense reductions implemented in response to the COVID-19 pandemic.

Please refer to the “Calculation of SOI” and “Reconciliation of Net Loss Attributable to BBGI Stockholders to SOI” tables at the end of this announcement for a discussion regarding SOI calculations.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley’s strong third quarter financial results reflect the operating and financial benefits of our digital transformation and revenue diversification initiatives, which are becoming more visible as we move deeper into the post-pandemic economic recovery. Accelerating demand from consumers and advertisers for our premium content and multi-platform marketing solutions drove third quarter net revenue of $62.9 million, marking a 6% increase over second quarter 2021 levels and a 27% increase over the comparable prior year period. Top line growth, combined with the meaningful actions we have taken over the past year to permanently reduce costs and improve operating efficiencies, resulted in a significant 45% year-over-year increase in SOI to $11.7 million, as well as positive free cash flow of approximately $1.7 million.

“While the Delta variant impacted some markets during the quarter, strong growth in core radio advertising and digital advertising revenue resulted in year-over-year total revenue increases across nearly all of our markets, with healthy double-digit growth in Atlanta, Boca Raton, Boston, Detroit, Fort Myers, Las Vegas, New Jersey, Philadelphia, Tampa and Wilmington. The growth was primarily driven by a significant increase in sports betting revenue.

“Beasley continues to generate positive results from strategic investments in our digital and esports infrastructure and content production capabilities, which are further strengthening the long-term competitive position of our diversified media platform. Growing consumer and advertiser demand for Beasley’s digital audio content drove a 67% year-over-year increase in digital revenue, with digital accounting for 13% of total third quarter revenue. With our ongoing focus on premium audio and digital content, Beasley’s digital network delivered record digital audience impressions for the second consecutive quarter, with total digital impressions growing 13% over the prior year period, including a 17% year-over-year increase in our total digital streaming audience. On the esports front, we recently launched AXLE-R8, our first expansion team marking our entry into the Rocket League Championship series, which attracts a highly engaged and growing young audience. As we continue to build our esports portfolio, we remain focused on looking for new, innovative ways to monetize this content to drive profitable long-term revenue growth.

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Beasley Broadcast Group, 11/2/21	page 3

“In summary, we continue to make significant progress on our near-term goal of returning all of our revenue sources to pre-pandemic levels, as we integrate our leading broadcast platform with our fast-growing digital solutions while maintaining deep local connections and reach within our markets. The experience of our team and competitive positions in our markets combined with the steps we have taken to reduce costs and improve operating efficiencies was evident in the strength of our third quarter results. These factors position us well for continued success, particularly as economic trends further improve in our markets. Our operating momentum has continued into the fourth quarter, and we expect to generate year-over-year revenue growth from all of our non-political revenue sources for the remainder of the year. Looking ahead, our strategic priorities remain focused on serving our communities, while diversifying our revenue, growing our cash flow and maintaining a solid and flexible balance sheet with liquidity at current or higher levels, which we believe will best position Beasley for near- and long-term success and the enhancement of stockholder value.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 2, 2021, at 10:00 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 334-777-6978, conference ID 3009277 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, November 2, 2021. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

About Beasley Broadcast Group

Celebrating its 60th anniversary this year, the Company owns and operates 62 stations (47 FM and 15 AM) in 15 large- and mid-size markets in the United States. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, Twitter, text messaging, digital and web applications and email. The Overwatch League’s Houston Outlaws esports team is a wholly owned subsidiary. The Company also owns BeasleyXP, a national esports content hub, and recently added AXLR-R8, a Rocket League Championship Series team, to its esports portfolio. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

Station Operating Income (SOI) consists of net revenue less station operating expenses. We define station operating expenses as cost of services and selling, general and administrative expenses.

Free Cash Flow (FCF) consists of SOI less corporate expenses, interest expense, current income tax expense and capital expenditures plus stock-based compensation expense, net proceeds from dispositions, net insurance proceeds, amortization of debt issuance costs and interest income.

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Beasley Broadcast Group, 11/2/21	page 4

SOI and FCF are measures widely used in the radio broadcast industry. The Company recognizes that because SOI and FCF are not calculated in accordance with GAAP, they are not necessarily comparable to similarly titled measures employed by other companies. However, management believes that SOI and FCF provide meaningful information to investors because they are important measures of how effectively we operate our business (i.e., operate radio stations) and assist investors in comparing our operating performance with that of other radio companies.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “believes,” “expects,” “seek,” “we remain optimistic that” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including its potential effects on the economic environment and our results of operations, liquidity and financial condition, and the increased risk of impairments of our Federal Communications Commission (“FCC”) licenses and/or goodwill, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, including those set forth in the Company’s filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of November 2, 2021, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations.

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Beasley Broadcast Group, 11/2/21	page 5

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net revenue	62,902,935	49,649,659	170,689,680	137,683,217

Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	51,186,064	41,589,490	142,648,355	133,868,282
Corporate expenses (including stock-based compensation)	3,980,815	3,712,816	11,843,958	11,950,672
Depreciation and amortization	2,843,350	2,912,681	8,646,174	8,375,227
Impairment losses	—	—	—	6,804,412
Gain on dispositions	—	—	(191,988)	—
Other operating income (expense), net	—	600,000	(400,000)	600,000

Total operating expenses	58,010,229	48,814,987	162,546,499	161,598,593

Operating income (loss)	4,892,706	834,672	8,143,181	(23,915,376)
Non-operating income (expense):
Interest expense	(7,021,577)	(4,544,235)	(19,665,017)	(12,580,706)
Loss on extinguishment of long-term debt	—	—	(4,996,731)	(2,798,789)
Other income (expense), net	12,186	(42,156)	58,679	55,960

Loss before income taxes	(2,116,685)	(3,751,719)	(16,459,888)	(39,238,911)
Income tax benefit	(515,380)	(1,031,166)	(4,417,660)	(9,490,892)

Loss before equity in earnings of unconsolidated affiliates	(1,601,305)	(2,720,553)	(12,042,228)	(29,748,019)
Equity in earnings of unconsolidated affiliates, net of tax	(19,018)	(4,221)	(75,042)	(90,715)

Net loss	(1,620,323)	(2,724,774)	(12,117,270)	(29,838,734)
Earnings attributable to noncontrolling interest	—	339,376	129,249	881,814

Net loss attributable to BBGI stockholders	(1,620,323)	(2,385,398)	(11,988,021)	(28,956,920)

Basic and diluted net loss per share	(0.06)	(0.08)	(0.41)	(1.02)

Basic and diluted shares outstanding	29,254,609	29,154,148	29,263,963	28,362,512

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30, 2021	December 31, 2020

Cash and cash equivalents	$48,142	$20,759
Working capital	65,466	37,065
Total assets	762,949	738,614
Long-term debt, net of unamortized debt issuance costs	303,410	258,345
Stockholders’ equity	$251,933	$267,727

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Beasley Broadcast Group, 11/2/21	page 6

Selected Statement of Cash Flows Data – Unaudited

	Nine Months Ended September 30,
	2021	2020

Net cash provided by (used in) operating activities	$(5,977,001)	$800,567
Net cash used in investing activities	(342,250)	(7,996,619)
Net cash provided by financing activities	33,701,577	4,040,306

Net increase (decrease) in cash and cash equivalents	$27,382,326	$(3,155,746)

Calculation of SOI – Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net revenue	$62,902,935	$49,649,659	$170,689,680	$137,683,217
Station operating expenses	(51,186,064)	(41,589,490)	(142,648,355)	(133,868,282)

SOI	$11,716,871	$8,060,169	$28,041,325	$3,814,935

Reconciliation of Net Loss Attributable to BBGI Stockholders to SOI - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss attributable to BBGI stockholders	$(1,620,323)	$(2,385,398)	$(11,988,021)	$(28,956,920)
Corporate expenses	3,980,815	3,712,816	11,843,958	11,950,672
Depreciation and amortization	2,843,350	2,912,681	8,646,174	8,375,227
Impairment losses	—	—	—	6,804,412
Gain on dispositions	—	—	(191,988)	—
Other operating income (expense), net	—	600,000	(400,000)	600,000
Interest expense	7,021,577	4,544,235	19,665,017	12,580,706
Loss on extinguishment of long-term debt	—	—	4,996,731	2,798,789
Other income (expense), net	(12,186)	42,156	(58,679)	(55,960)
Income tax benefit	(515,380)	(1,031,166)	(4,417,660)	(9,490,892)
Equity in earnings of unconsolidated affiliates, net of tax	19,018	4,221	75,042	90,715
Earnings attributable to noncontrolling interest	—	(339,376)	(129,249)	(881,814)

SOI	$11,716,871	$8,060,169	$28,041,325	$3,814,935

Reconciliation of Net Revenue to Free Cash Flow - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net revenue	$62,902,935	$49,649,659	$170,689,680	$137,683,217
Operating expenses	(51,186,064)	(41,589,490)	(142,648,355)	(133,868,282)
Corporate expenses	(3,980,815)	(3,712,816)	(11,843,958)	(11,950,672)
Net proceeds from dispositions	—	—	362,500	—
Insurance proceeds	1,500,000	—	3,000,000	—
Stock-based compensation expense	251,338	228,968	1,174,338	694,671
Interest expense	(7,021,577)	(4,544,235)	(19,665,017)	(12,580,706)
Amortization of debt issuance costs	380,211	473,668	1,171,785	1,441,634
Interest income	18,856	2,435	27,672	27,739
Current income tax expense	—	—	—	—
Capital expenditures	(1,150,963)	(1,041,489)	(3,704,750)	(6,996,619)

FCF	$1,713,921	$(533,300)	$(1,436,105)	$(25,549,018)

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